EXHIBIT 99.1

Evolution Petroleum Announces Appointment of New Chief Operating Officer

HOUSTON, TX / ACCESSWIRE / February 23, 2023 / Evolution Petroleum (NYSE American:EPM) ("Evolution" or the "Company") today announced that the Board of Directors has appointed J. Mark Bunch as Chief Operating Officer, a newly created position intended to broaden the Company’s management team and support their ongoing efforts focused on enhancing near- and long-term value for shareholders.

Kelly Loyd, President and Chief Executive Officer of the Company, stated “We are thrilled to welcome Mark to the Evolution team. His extensive operational and managerial experience as well as vast relationships in the energy industry make him a highly valuable addition to the management team. In this new role, Mark, with his technical expertise, will drive efforts to maximize the value of Evolution’s existing cash flow producing properties, build strategic relationships with our operating partners and be instrumental to realizing our strategic vision as we evaluate and prudently execute on targeted future growth opportunities.”

Mr. Bunch said, “I look forward to teaming up with the talented staff at Evolution to help the Company achieve its strategic goals.”

Mr. Bunch has more than 40 years of experience in the oil and gas industry. Prior to joining the Company and since 2020, Mr. Bunch was a Senior Vice President and founding partner of Alamo Resources III, LLC. Additionally, since 2016 he has provided independent consulting services to a variety of upstream energy companies, including Evolution, through his wholly-owned firm, Dantoria Energy, LLC. From 2012 to 2016, he served as Asset Manager at Davis Petroleum Corp. Mr. Bunch began his oil and gas career in 1981 at Arco Oil and Gas Company where he held positions of increasing responsibility in reservoir and production engineering. Mr. Bunch is a registered professional engineer in Texas and earned a B.S. in Petroleum Engineering from Texas A&M University in 1981.

About Evolution Petroleum

Evolution Petroleum Corporation is an independent energy company focused on maximizing total returns to its shareholders through the ownership of and investment in onshore oil and natural gas properties in the United States. The Company's long-term goal is to maximize total shareholder return from a diversified portfolio of long-life oil and natural gas properties built through acquisition and through selective development, production enhancement, and other exploitation efforts on its oil and natural gas properties. Properties include non-operated interests in the Delhi Holt-Bryant Unit in the Delhi Field in Northeast Louisiana, a CO2 enhanced oil recovery project; non-operated interests in the Hamilton Dome Field located in Hot Springs County, Wyoming, a secondary recovery field utilizing water injection wells to pressurize the reservoir; non-operated interests in the Barnett Shale located in North Texas, a natural gas producing shale reservoir; non-operated interests in the Williston Basin in North Dakota, a producing oil and natural gas reservoir; non-operated interests in the Jonah Field in Sublette County, Wyoming; and small overriding royalty interests in four onshore Texas wells. Additional information, including the Company's annual report on Form 10-K and its quarterly reports on Form 10-Q, is available on its website at www.evolutionpetroleum.com.

Cautionary Statement

All forward-looking statements contained in this press release regarding current expectations, potential results and future plans and objectives of the Company involve a wide range of risks and uncertainties. Statements herein using words such as "believe," "expect," "plans," "outlook," "should," "will," and words of similar meaning are forward-looking statements. Although the Company’s expectations are based on business, engineering, geological, financial, and operating assumptions that it believes to be reasonable, many factors could cause actual results to differ materially from its expectations and can give no assurance that its goals will be achieved. These factors and others are detailed under the heading "Risk Factors" and elsewhere in our periodic documents filed with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statement.

Company Contacts

Kelly Loyd, President and Chief Executive Officer

Ryan Stash, Senior Vice President & Chief Financial Officer

(713) 935-0122

KLoyd@evolutionpetroleum.com

RStash@evolutionpetroleum.com